FOR IMMEDIATE RELEASE


           UNITED FINANCIAL BANCORP, INC. ANNOUNCES THE RESULTS OF ITS
         STOCK OFFERING; CONFIRMS ORDERS TO SELL 9,562,500 SHARES OF ITS
                        COMMON STOCK AT $10.00 PER SHARE

     West Springfield, MA, November 27, 2007: United Financial Bancorp, Inc. (the "Company"), the proposed Maryland holding company for United Bank and the successor company for United Financial Bancorp, Inc., a Federal corporation (NASDAQ Global Select: UBNK)("United Financial-Federal"), today announced that it has completed the syndicated offering portion of its second-step conversion.

     Orders for a total of 6,464,968 shares at a purchase price of $10.00 per share have been accepted in the syndicated offering, for which Keefe, Bruyette & Woods, Inc. acted as lead manager. The Company also has received orders for 3,097,532 shares in the subscription offering and the community offering portion of its second-step conversion, including 753,834 shares to be issued to the employee stock ownership plan. As a result, the Company anticipates that a total of 9,562,500 shares will be sold in the subscription offering, community offering and syndicated offering combined.

     In addition, upon the completion of the conversion and stock offering, each public stockholder of United Financial-Federal will receive 1.04056 shares of the Company's common stock in exchange for each of his or her shares of United Financial-Federal common stock. In the aggregate, existing stockholders of United Financial-Federal will receive approximately 8,201,867 shares of the Company's stock, less fractional shares that will be cashed-out.

     The Company also announced that it has received the regulatory, stockholder and depositor approvals necessary to complete the second-step conversion. The transaction is scheduled to close on December 3, 2007, at which time United Mutual Holding Company will cease to exist. The shares of common stock sold in the offering and issued in the exchange will trade on the NASDAQ Global Select market under the symbol "UBNKD" for the first twenty trading days after the closing, after which the symbol will revert to "UBNK."

     United  Financial  Bancorp,  Inc. is the holding company for United Bank, a federally chartered savings bank headquartered in West Springfield, Massachusetts that had $1.1 billion in assets at September 30, 2007. United Bank was originally founded in 1882, as a Massachusetts-chartered cooperative bank. In July 2005, United Financial Bancorp, Inc. completed its initial public stock offering. Investors may obtain additional information about United Financial Bancorp, Inc. on the Internet at www.bankatunited.com, under the Investor Relations section.

     This press release contains certain forward-looking statements. These forward-looking statements are made in good faith pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements. These forward-looking statements may be subject to significant known and unknown risks, uncertainties, and other factors, including, but not limited to, those matters referred to in the preceding sentence.

     Although we believe that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from the results
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discussed in these  forward-looking  statements.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. United Financial Bancorp, Inc. undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

     This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the prospectus. The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.


CONTACT: Richard B. Collins, President and Chief Executive Officer
TELEPHONE: (413) 787-1700